                                                                       EXHIBIT B

                                VOTING AGREEMENT

              VOTING AGREEMENT (the "AGREEMENT"), dated as of March 28, 2000, among the undersigned stockholders (the "STOCKHOLDERS") of The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), and IMS Health Incorporated, a Delaware corporation ("IMS"). Except as otherwise provided herein, capitalized terms that are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement (as defined below).

              WHEREAS, contemporaneously with the execution and delivery of this Agreement, TriZetto and IMS have entered into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT"), providing for, among other things, the merger of IMS with and into TriZetto, the issuance of shares of TriZetto Common Stock to IMS stockholders in connection with the Merger, certain amendments to TriZetto's certificate of incorporation as set forth in the Merger Agreement (the "TRIZETTO CHARTER AMENDMENTS"), and a new TriZetto stock option plan (the "STOCK OPTION PLAN") in such form and with such number of available options issuable thereunder as shall be agreed upon by TriZetto and IMS (collectively, the "TRANSACTIONS"), upon the terms and subject to the conditions set forth in the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Transactions;

              WHEREAS, the Merger Agreement contemplates the execution and delivery of this Agreement;

              WHEREAS, in order to induce IMS to enter into the Merger Agreement, the Stockholders wish to agree (i) to deliver to IMS an irrevocable proxy to Vote (as defined in Section 2 hereof) the Shares (as defined in Section 1 hereof) and any other shares of capital stock of TriZetto acquired hereafter and prior to the termination of this Agreement so as to approve and adopt (a) the Merger Agreement and the transactions contemplated thereby, (b) the issuance of TriZetto Common Stock to IMS stockholders in connection with the Merger, (c) the TriZetto Charter Amendments and (d) the Stock Option Plan, and (ii) not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of TriZetto acquired hereafter and prior to the termination of this Agreement.

              NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

              1. REPRESENTATIONS OF STOCKHOLDERS. Each of the Stockholders represents and warrants to IMS that (a) such Stockholder lawfully owns beneficially (as such term is defined in Rule 13d-3 of the Exchange Act) and of record each of the shares of Common Stock, par value $0.001 per share, of TriZetto (the "TRIZETTO COMMON STOCK"), set forth opposite such Stockholder's name on EXHIBIT A hereto (such Stockholder's "SHARES") free and clear of all liens, claims, charges, security interests or other encumbrances and, except for this Agreement and the Merger Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or Voting of any shares of capital stock of TriZetto and there are no Voting trusts or Voting agreements with respect to such Shares, (b) such Stockholder does not beneficially own (as such term is used in Rule 13d-3 of the Exchange Act) any shares of TriZetto Common Stock other than such Shares and does not have any options, warrants or other rights to acquire any additional shares of capital stock of TriZetto or any security exercisable for or convertible into shares of capital stock of TriZetto other than those options, warrants or other rights set forth opposite such Stockholder's name on EXHIBIT B hereto (such Stockholder's "OPTIONS") and each Stockholder represents and warrants that such Stockholder shall not exercise any such Options prior to the termination of this Agreement except in accordance with Section 6 of this Agreement, (c) such Stockholder has full power and authority and has taken all actions necessary to enter into, execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder and this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception, (d) other than filings under the Exchange Act, no notices, reports or other filings are required to be made by such Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Stockholder from, any Governmental Entity, in connection with the execution and delivery of this Agreement by such Stockholder, and (e) the execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby will not, violate, conflict with or constitute a breach of, or a default under, the certificate of incorporation or by-laws of such Stockholder or any or their comparable governing instruments (if such Stockholder is not a natural person) or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of or the passage of time of both) under any contract to which such Stockholder is a party or which is binding on it or its assets and will not result in the creation of any lien on, or security interest in, any of the assets on properties of such Stockholder.

              2. AGREEMENT TO DELIVER PROXY. Each of the Stockholders agrees to deliver to IMS on the date hereof an irrevocable proxy substantially in the form attached hereto as EXHIBIT C to Vote such Stockholder's Shares (a) in favor of approval and adoption of the Merger Agreement, the Merger and the transactions contemplated thereby, the issuance of TriZetto Common Stock to IMS stockholders pursuant to the Merger Agreement, the TriZetto Charter Amendments and the Stock Option Plan at any meeting of the stockholders of TriZetto at which such matters are considered and at every adjournment or postponement thereof, (b) against any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (c) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement and (d) except for the

Transactions, against any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or the TriZetto Subsidiaries. The proxy delivered by each of the Stockholders pursuant to this Section 2 shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law. For purposes of this Agreement, "VOTE" shall include voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action (including, but not limited to, consenting in accordance with Section 228 of the Delaware General Corporation Law) or taking other action in favor of or against any action. "VOTING" shall have a correlative meaning.

              3. NO VOTING TRUSTS. Each of the Stockholders agrees that they will not, nor will they permit any entity or person under their control to, deposit any of its Shares or New Shares (as defined in Section 6 hereof) in a Voting trust or subject any of their Shares or New Shares to any arrangement with respect to the Voting of such Shares or New Shares other than agreements entered into with IMS.

              4. NO PROXY SOLICITATIONS. Each of the Stockholders agrees that such Stockholder will not, nor will such Stockholder permit any entity or person under such Stockholder's control, (a) to solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to or in competition with the consummation of the Transactions or otherwise encourage or assist any party in taking or planning any action which would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) to directly or indirectly encourage, initiate or cooperate in a stockholders' Vote or action by consent of TriZetto's stockholders in opposition to or in competition with the consummation of the Transactions or (c) to become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of TriZetto for the purpose of opposing or competing with the consummation of the Transactions.

              5. TRANSFER AND ENCUMBRANCE. On or after the date hereof and during the term of this Agreement, each of the Stockholders agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Stockholder's Shares, Options or New Shares.

              6. ADDITIONAL PURCHASES. Each of the Stockholders agrees that such Stockholder will not purchase or otherwise acquire beneficial ownership (as such term is used in Rule 13d-3 of the Exchange Act) of any shares of TriZetto Common Stock after the execution of this Agreement, including, but not limited to, acquisition by virtue of exercising any Option ("NEW SHARES"), nor will any Stockholder voluntarily acquire the right to Vote or share in the Voting of any shares of TriZetto Common Stock other than the Shares, unless such Stockholder agrees to deliver to IMS immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as EXHIBIT D with respect to such New Shares. Each of the Stockholders also severally agrees that any New Shares acquired or purchased by him or her shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

              7. SPECIFIC PERFORMANCE AND OPTION TO PURCHASE. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

              8. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including the exhibits hereto) supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

              9. NOTICES. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              If to IMS:

                   IMS Health Incorporated
                   200 Nyala Farms
                   Westport, Connecticut 06880
                   Attention:  Chief Executive Officer
                   Telecopy: (203) 222-4247

              With copies, which shall not constitute notice, to:

                   IMS Health Incorporated
                   200 Nyala Farms
                   Westport, Connecticut 06880
                   Attention: David Stevens
                              Jared Finkelstein
                   Telecopy: (203) 222-4268
              and

                   Sullivan & Cromwell
                   125 Broad Street
                   New York, New York 10004
                   Attention: Alan J. Sinsheimer
                              Keith A. Pagnani
                   Telecopy:  (212) 558-3588

              If to a Stockholder, to the address or telecopy number set forth for such Stockholder on the signature page hereof:

              With a copy to:

                  The TriZetto Group, Inc.
                  567 San Nicolas Drive
                  Newport Beach, California 92660
                  Attention:  General Counsel
                  Telecopy:   (949) 219-2197

or to such other Persons on addresses as may be designated in writing by the party to receive such notice as provided above.

              10.  MISCELLANEOUS.

              (a) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH AND SUBJECT TO THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES.

              (b) VENUE; WAIVER OF JURY TRIAL. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents governed by Delaware law referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9 of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

              EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10 (b).

              (c) SEVERABILITY. In the event that any provision of the Agreement is held to be illegal, invalid or unenforceable in a final, unappealable order or judgment (each such provision, an "INVALID PROVISION"), then such provision shall be severed from this Agreement and shall be inoperative and the parties promptly shall negotiate in good faith a lawful, valid and enforceable provision that is as similar to the invalid provision as may be possible and that preserves the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible, while the remaining provisions of this Agreement shall remain binding on the parties hereto. Without limiting the generality of the foregoing sentence, in the event a change in any applicable law, rule or regulation makes it unlawful for a party to comply with any of its obligations hereunder, the parties shall negotiate in good faith a modification to such obligation to the extent necessary to comply with such law, rule or regulation that is as similar in terms to the original obligation as may be possible while preserving the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible.

              (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

              (e) TERMINATION. This Agreement shall terminate upon the earliest to occur of (i) the Closing, (ii) the termination of the Merger Agreement and
(iii) the date specified in a written agreement duly executed and delivered by IMS and each of the Stockholders.

              (f) FURTHER ASSURANCES. Each party hereto shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or desirable to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

              (g) HEADINGS; RECITALS. All Section headings and the recitals herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

              (h) THIRD PARTY BENEFICIARIES. NOTHING IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY THIRD PARTY ANY RIGHTS OR REMEDIES OF ANY NATURE WHATSOEVER UNDER OR BY REASON OF THIS AGREEMENT.

              IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


                                  IMS HEALTH INCORPORATED

                                  By: /s/ Craig S. Kussman
                                      --------------------------------
                                      Name:  Craig S. Kussman
                                      Title: Senior Vice President,
                                             Corporate Development

                                  STOCKHOLDERS:

                                  RAYMOND D. CROGHAN

                                  By: /s/ Ramond D. Croghan
                                      --------------------------------
                                      Name: Raymond D. Croghan
                                      Title:
                                      Address: 7360 Island Green
                                               Boulder, CO 80301

                                  JEFFREY H. MARGOLIS

                                  By: /s/ Jeffrey H. Margolis
                                      --------------------------------
                                      Name:  Jeffrey H. Margolis
                                             Margolis Family Trust UDT
                                             12/23/98
                                      Title: Grantor
                                      Address: 567 San Nicolas Drive,
                                               Suite 360
                                               Newport Beach, CA 92660

                                  JEFFREY H. MARGOLIS

                                  By: /s/ Jeffrey H. Margolis
                                      --------------------------------
                                      Name:  Jeffrey H. Margolis
                                             Jeffrey H. Margolis
                                             Irrevocable Trust
                                      Title: Grantor
                                      Address: 567 San Nicolas Drive,
                                               Suite 360
                                               Newport Beach, CA 92660

                                  WILLIAM E. FISHER

                                  By: /s/ William E. Fisher
                                      ---------------------------------
                                      Name: William E. Fisher
                                      Title:
                                      Address:  1304 N. 139th St.
                                                Omaha, NE 68154
                                      Telecopy: 402-390-8077

                                  KFS MANAGEMENT, INC.

                                  By: /s/ William E. Fisher
                                      ----------------------------------
                                      Name:     William E. Fisher
                                      Title:    President, KFS Management, Inc.
                                      Address:  1304 N. 139th St.
                                                Omaha, NE 68154
                                      Telecopy: 402-390-8077

                                  DANIEL J. SPIREK

                                  By: /s/ Daniel J. Spirek
                                      ----------------------------------
                                      Name:  Daniel J. Spirek
                                      Title: Executive Vice President
                                      Address: 12626 Summit Ridge Rd.
                                               Parker, CO 80138
                                      Telecopy: 303-495-7061

                                                                       Exhibit A


                                  STOCKHOLDERS


NAME                                                     NUMBER OF SHARES
----                                                     ----------------
Raymond D. Croghan                                          3,017,681(1)
Jeffrey H. Margolis (Margolis Family Trust, UDT 12/23/98)   1,710,000(2)
Jeffrey H. Margolis (Jeffery H. Margolis Irrevocable          150,000(3)
Trust)
William E. Fisher                                             250,000
KFS Management, Inc.                                          162,595
Daniel J. Spirek                                              270,000(4)




--------
(1) Notwithstanding the Voting Agreement, this excludes 40,000 shares of TriZetto Common Stock held by Raymond D. Croghan and 100,000 shares of TriZetto Common Stock held by the Raymond Croghan Charitable Trust.

(2) Notwithstanding the Voting Agreement, this excludes 50,000 shares of TriZetto Common Stock held by the Margolis Family Trust, UDT 12/23/98 and 150,000 shares of TriZetto Common Stock held by the Debbie Margolis Irrevocable Trust.

(3) Notwithstanding the Voting Agreement, this excludes 50,000 shares of TriZetto Common Stock held by the Margolis Family Trust, UDT 12/23/98 and 150,000 shares of TriZetto Common Stock held by the Debbie Margolis Irrevocable Trust.

(4) Notwithstanding the Voting Agreement, this excludes 30,000 shares of TriZetto Common Stock held by Daniel J. Spirek.

                                                                       Exhibit B

                              STOCKHOLDERS OPTIONS


NAME                                                  OPTIONS
----                                                  -------
Jeffrey H. Margolis                                   340,000
William E. Fisher                                      10,000
Daniel J. Spirek                                      120,000


                                                                       Exhibit C

                                  FORM OF PROXY

              The undersigned, for consideration received, hereby appoints Victoria Fash or another representative of IMS Health Incorporated, a Delaware corporation "IMS"), designated by her and each of them my proxies, with full power of substitution and resubstitution, (i) to vote all shares of Common Stock, par value $0.001 per share, of The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), owned by the undersigned (the "SHARES") as of the date hereof at any meetings of stockholders of TriZetto after the date hereof and at any adjournment or postponement thereof (each, a "TRIZETTO MEETING") FOR approval and adoption of (a) the Agreement and Plan of Reorganization, dated as of March __, 2000 (the "MERGER AGREEMENT"), by and between TriZetto and IMS, and the transactions contemplated thereby, (b) the issuance of TriZetto Common Stock to IMS stockholders pursuant to the Merger Agreement, (c) certain amendments to TriZetto's certificate of incorporation contemplated by the Merger Agreement, and (d) a new TriZetto stock option plan in such form and with such number of available options issuable thereunder as shall be agreed upon by IMS and TriZetto (collectively, the "TRANSACTIONS"), and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries, and (ii) to withhold consents with respect to such Shares for (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Voting Agreement, dated as of March __, 2000, among certain stockholders of TriZetto, including the undersigned, and IMS, terminates in accordance with its terms, at which time this proxy shall expire.


                                  Dated March __, 2000


                                  --------------------------------
                                     (Signature of Stockholder)

                                                                       Exhibit D

                                  FORM OF PROXY

              The undersigned, for consideration received, hereby appoints Victoria Fash or another representative of IMS Health Incorporated, a Delaware corporation ("IMS"), designated by her and each of them my proxies, with full power of substitution and resubstitution, (i) to vote the _____________ shares of Common Stock, par value $0.001 per share (the "NEW SHARES"), of The TriZetto Group, Inc., a Delaware corporation ("TriZetto"), purchased or otherwise acquired by the undersigned, or for which the undersigned has voluntarily acquired the right to vote or share in the voting of such shares, since the execution of the Voting Agreement, dated as of March __, 2000 (the "VOTING AGREEMENT"), by and among certain stockholders of TriZetto, including the undersigned, and IMS, at any meetings of stockholders of TriZetto after the date hereof and at any adjournment or postponement thereof (each, a "TRIZETTO MEETING") FOR approval and adoption of (a) the Agreement and Plan of Reorganization, dated as of March __, 2000 (the "MERGER AGREEMENT"), by and between TriZetto and IMS, and the transactions contemplated thereby, (b) the issuance of TriZetto Common Stock to IMS stockholders pursuant to the Merger Agreement, (c) certain amendments to TriZetto's certificate of incorporation contemplated by the Merger Agreement and (d) a new TriZetto stock option plan in such form and with such number of available options issuable thereunder as shall be agreed upon by IMS and TriZetto (collectively, the "TRANSACTIONS"), and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries, and (ii) to withhold consents with respect to such New Shares for (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries. This proxy is coupled with an interest and is irrevocable until such time as the Voting Agreement terminates in accordance with its terms, at which time this proxy shall expire.


                                  Dated                       , 200
                                        ----------------------     ---


                                  --------------------------------
                                     (Signature of Stockholder)